SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): December 3, 1999




                   RETAIL EQUITY PARTNERS LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)



North Carolina                          33-15427                56-1590235
(State of incorporation)        (Commission File Number)      (IRS Employer
                                                            Identification No.)



                3850 One First Union Center, Charlotte, NC 28202
               (Address or principal executive offices, Zip Code)


Registrant's telephone number  704/944-0100





                                                    Total number of pages:  3

Item 2.  Acquisition or Disposition of Assets

On December 3, 1999, the Partnership sold the Plaza West Shopping Center to ZR Plaza West LLC, an unaffiliated party, for a contract price of $3,415,000, received in cash. Plaza West is located in Raleigh, North Carolina.

The property contains approximately 62,420 square feet of rental space and was recorded in the accounting records of the Partnership at a net book value of $2.9 million.

Following the sale of Plaza West, the Partnership has no remaining income producing assets and no operating activities.

Item 5.  Other Events

In accordance with a plan approved by a majority of the limited partners in November 1999, the Partnership plans to liquidate and dissolve prior to December 31, 1999.

The general partner expects to make a final distribution to limited partners of approximately $0.17 per unit within the next 30 days. The amount of the final distribution may vary depending on final billings for legal and accounting costs associated with the dissolution of the Partnership.

Item 7.  Financial Statements and Exhibits

 (c)   Exhibits.

      None.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Retail Equity Partners Limited Partnership
                                  (Registrant)


                                  By:  Boddie Investment Company
                                          General Partner

December 10, 1999                  /s/ Philip S. Payne
                                  ---------------------------------------------
                                  Philip S. Payne
                                  (Duly Authorized Agent)